UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2017

Phibro Animal Health Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (201) 329-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2017, Phibro Animal Health Corporation (the “Company”), together with certain of its subsidiaries acting as guarantors (the “Guarantors”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent and L/C Issuer and each lender from time to time party thereto (the “Lenders”). Under the Credit Agreement, the Lenders agreed to extend credit to the Company in the form of (i) Term A loans in an aggregate principal amount equal to $250,000,000 (the “Term A Loans”) and (ii) a revolving credit facility in an aggregate principal amount of $250,000,000 (the “Revolving Credit Facility,” and together with the Term A Loans, the “Credit Facilities”). The Revolving Credit Facility contains a letter of credit facility.

At closing, the full amount of the Term A Loans were drawn and $64.1 million of the Revolving Credit Facility was drawn.

The Credit Facilities replaced the Company’s previous revolving credit facility and Term B loan. The Company used amounts borrowed at closing under the Credit Facilities to retire amounts outstanding under the Company’s previous revolving credit facility and Term B loan and to pay fees and expenses of the transaction. The Company expects its consolidated statements of operations for the three months and year ending June 30, 2017, to include a loss on extinguishment of debt of approximately $2.5 million, in connection with the repayment of the previous credit facilities.

The Credit Facilities mature on June 29, 2022. The Term A Loans are repayable in quarterly installments as set forth below, with the balance payable at maturity.

Payment Dates	Quarterly Installment Amounts
September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018	$1,562,500
September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019	$3,125,000
September 30, 2019, December 31, 2019, March 31, 2020 and June 30, 2020	$3,125,000
September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021	$4,687,500
September 30, 2021, December 31, 2021, March 31, 2022 and June 29, 2022	$6,250,000

Subject to certain exceptions, the Term A Loans are subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Company or its subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions and (b) 100% of the net cash proceeds from issuances or incurrences of debt by the Company or its Subsidiaries (other than indebtedness permitted by the Credit Agreement).

Borrowings under the Credit Facilities bear interest at rates based on the ratio of the Company and its subsidiaries’ net consolidated first lien indebtedness to the Company and its subsidiaries’ consolidated EBITDA for applicable periods specified in the Credit Facilities (the “First Lien Net Leverage Ratio”). The interest rate per annum applicable to the loans under the Credit Facilities will be based on a fluctuating rate of interest equal to the sum of an applicable rate and, at the Company’s election from time to time, either (1) a base rate determined by reference to the highest of (a) the rate as publicly announced from time to time by Bank of America as its “prime rate,” (b) the federal funds effective rate plus 0.50% and (c) one-month LIBOR plus 1.00%, or (2) a Eurocurrency rate determined by reference to LIBOR with a term as selected by the Company, of one day or one, two, three or six months (or twelve months or any shorter amount of time if consented to by all of the lenders under the applicable loan). The Credit Facilities have applicable rates equal to (x) 1.00%, in the case of base rate loans, and 2.00%, in the case of LIBOR loans, if the First Lien Net Leverage Ratio is greater than 3.00:1.00, (y) 0.75%, in the case of base rate loans, and 1.75%, in the case of LIBOR loans, if the First Lien Net Leverage Ratio is less 3.00:1.00 but greater than or equal to 2.25:1.00, and (z) 0.50%, in the case of base rate loans, and 1.50%, in the case of LIBOR loans, if the First Lien Net Leverage Ratio is less than 2.25:1.00.

The applicable rates under the Credit Facilities compare with the Company’s previous credit facilities as follows:

	Credit Facilities		Previous credit facilities
	Applicable rates*		Applicable rates*
	Base Rate loans	LIBOR loans	Base Rate loans	LIBOR loans
Revolving Credit Facility	0.50% - 1.00%	1.50% - 2.00%	1.50% - 2.00%	2.50% - 3.00%

Term A Loans	0.50% - 1.00%	1.50% - 2.00%	-	-
Term B Loans	-	-	2.00%	3.00%

*range of applicable rates, depending upon the First Lien Net Leverage ratio

The Company must pay the Administrative Agent a quarterly commitment fee based upon the product of (i) the applicable rate as described below and (ii) the actual daily amount by which the aggregate revolving commitments exceed the sum of (A) the outstanding revolving credit loans under the Revolving Credit Facility and (B) obligations associated with any outstanding Letters of Credit in the applicable quarterly period. The Company also must pay the L/C Issuer letters of credit fees based upon the amount available to be drawn under such letters of credit.

The applicable rate under the Credit Facilities with respect to the commitment fee described in the immediately preceding paragraph is equal to (x) 0.30% if the First Lien Net Leverage Ratio is greater than 3.00:1.00, (y) 0.25%, if the First Lien Net Leverage Ratio is less 3.00:1.00 but greater than or equal to 2.25:1.00, and (z) 0.20%, if the First Lien Net Leverage Ratio is less than 2.25:1.00.

The Credit Facilities also contain customary financial and other covenants, including: limitations on the ability of the Company and its subsidiaries to incur debt or liens or make certain investments and restricted payments, a requirement to maintain certain leverage ratios, and certain restrictions on the sale of assets. A violation of these covenants could result in the Company being prohibited from making certain restricted payments, including dividends, or cause a default under the Credit Facilities, which would permit the participating lenders to restrict the Company’s ability to access the Revolving Credit Facility and require the immediate repayment of any outstanding advances made under the Credit Facilities.

The Credit Facilities will be secured by certain collateral, subject to certain exceptions and thresholds, including: (a) perfected first priority security interests in substantially all tangible and intangible personal property and fee-owned real property of the Company and each of the Guarantors and (b) a perfected first priority pledge of (i) the equity interests of each direct domestic restricted subsidiary of the Company and each of the Guarantors and each of the Company’s and the Guarantors’ wholly owned material subsidiaries and (ii) 65% of the stock of each material first-tier foreign restricted subsidiary (including a U.S. subsidiary whose primary assets consist of equity in foreign restricted subsidiaries) of the Company and each of the Guarantors.

The foregoing is a summary of the terms of the Credit Agreement, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1, and is incorporated by reference herein.

The Credit Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Credit Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Credit Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Credit Agreement

As discussed in Item 1.01 above, on June 29, 2017 the Company, the Guarantors, Bank of America and the Lenders entered into the Credit Agreement, which provides for the Term A Loans in an aggregate principal amount equal to $250,000,000 and the Revolving Credit Facility in an aggregate principal amount equal to $250,000,000.

The description of the material terms of the Credit Agreement in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and it incorporated by reference herein.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated June 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 29, 2017	PHIBRO ANIMAL HEALTH CORPORATION

	By:	/s/ Thomas G. Dagger
	Name:	Thomas G. Dagger
	Title:	Senior Vice President, General Counsel
and Corporate Secretary